Exhibit 5.2

August 11, 2023

National Fuel Gas Company

6363 Main Street

Williamsville, New York 14221

Re:	National Fuel Gas Company (the “Company”)

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to National Fuel Gas Company, a New Jersey corporation (the “Company”) in connection with the Registration Statement (“Registration Statement”) on Form S-3 to be filed on or about the date hereof with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (“1933 Act”), for the registration of the sale by the Company from time to time of (i) debt securities (“Debt Securities”), which may be issued pursuant to that certain Indenture dated as of October 1, 1999 (the “Indenture”) between the Company and The Bank of New York Mellon (the “Trustee”), (ii) shares of the Company’s common stock, $1.00 par value per share (the “Common Stock”), (iii) shares of the Company’s preferred stock, $1.00 par value per share (the “Preferred Stock”), (iv) depositary shares representing fractional shares of preferred stock of any series (the “Depositary Shares”), (v) stock purchase contracts or other agreements or instruments requiring the Company to sell Common Stock (collectively, “Stock Purchase Contracts”), (vi) units, each representing ownership of a Stock Purchase Contract and either debt securities of the Company or U.S. Treasury securities that are pledged to secure the holders’ obligations to purchase the Common Stock under the Stock Purchase Contract (“Stock Purchase Units”), and (vii) units composed of any of the foregoing, in any combination (the “Units”). The Debt Securities, the Common Stock, the Preferred Stock, the Depositary Shares, the Stock Purchase Contracts, the Stock Purchase Units and the Units are collectively referred to herein as the “Securities”.

We have represented the Company in connection with certain transactions on matters relating to New Jersey corporate law, but do not generally represent the Company nor act as the Company’s regular outside counsel. Capitalized terms used but not defined in this letter have the meanings contained in the Registration Statement.

In connection with the opinions contained in this letter, we have reviewed the Registration Statement, the Company’s Restated Certificate of Incorporation, as amended, the Company’s By-Laws as amended, and the Indenture. In addition, we have examined and relied on originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or appropriate for the purposes of the opinions contained in this letter. In such examination, we

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have assumed (a) the Company is and will remain duly organized, validly existing and in good standing under the laws of the State of New Jersey; (b) the authenticity of original documents and the genuineness of all signatures; (c) the conformity to the originals of all documents submitted to us as copies; (d) each natural person signing any document reviewed by us had the legal capacity to do so; (e) each person signing in a representative capacity any document reviewed by us had authority to sign in such capacity; (f) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; (g) the Registration Statement, and any amendments thereto (including post-effective amendments), will be effective under the 1933 Act and comply with all applicable laws and the Indenture, and any amendments thereto are and will remain duly qualified under the Trust Indenture Act of 1939 as amended and comply with all applicable laws; (h) a prospectus supplement will have been filed with the SEC describing the Securities offered thereby; (i) any Debt Securities that may be issued will be issued in a form that complies with the Indenture, and any Debt Securities and any supplemental indenture to be entered into in connection with the issuance of such Debt Securities will be manually signed or countersigned, as the case may be, by duly authorized officers of the Trustee or authenticating agent; (j) all Securities will be issued and sold in compliance with applicable federal and state securities laws, including applicable provisions of “blue sky” laws, and in the manner stated in the Registration Statement and the applicable prospectus supplement; (k) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (l) the organizational documents of the Company, each as amended to the date hereof, will not have been amended from the date hereof in a manner that would affect the validity of any of the opinions contained in this letter; (m) any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise, and the Company will receive valid consideration for such securities (which in the case of Common Stock or Preferred Stock shall be at least equal to the aggregate par value of such shares of Common Stock or Preferred Stock, as applicable); (n) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company’s organizational documents and not otherwise reserved for issuance; (o) with respect to the Debt Securities and the related Indenture, Depositary Shares, the Stock Purchase Contracts, the Stock Purchase Units and the Units, that each such security and the Indenture, as applicable, is governed by the laws of the State of New Jersey; (p) with respect to any depositary share agreement governing Depositary Shares to be offered by the Company pursuant to the Registration Statement (a “Depositary Share Agreement”) that such agreement is governed by the laws of the State of New Jersey; and (q) with respect to any unit agreement governing Units to be offered by the Company pursuant to the Registration Statement (a “Unit Agreement”) that such agreement is governed by the laws of the State of New Jersey. We have also assumed the due authorization of the Registration Statement and the due authorization and valid execution and delivery by each of the Company and the other parties thereto of the Indenture, the Debt Securities and any definitive purchase or other similar agreement with respect to any Securities offered (collectively, the “Transaction Documents”), and that the execution, delivery and prior performance of the Transaction Documents did not, and

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performance of the Transaction Documents will not, (i) violate, conflict with or result in a breach of, or require any consent under, the charters, bylaws or equivalent organizational documents of any such party or the laws of the jurisdictions of organization or applicable laws with respect to such parties, (ii) violate any requirement or restriction imposed by any order, writ, judgment, injunction, decree, determination or award of any court or governmental body having jurisdiction over it or any of its assets or (iii) constitute a breach or violation of any agreement or instrument that is binding upon such parties, and we have assumed that each such other party (in the case of parties which are not natural persons) has been duly organized and is validly existing and in good standing under its jurisdiction of organization, that each such other party has the legal capacity, power and authority (corporate or otherwise) to enter into, deliver and perform its obligations thereunder, and that each of the Transaction Documents constitutes the valid and legally binding obligation of all parties thereto, enforceable against them in accordance with its terms.

The opinions contained in this letter are expressed solely with respect to the laws of the State of New Jersey. We express no opinion as to matters involving the laws of any jurisdiction other than the State of New Jersey. The opinions contained in this letter are limited to the present corporate laws of the State of New Jersey and to the present judicial interpretations thereof and to the facts as they presently exist. We undertake no obligation to advise you as a result of developments occurring after the date hereof or as a result of facts or circumstances brought to our attention after the date hereof.

Based on the foregoing, and subject to the qualifications set forth in this letter, we are of the opinion that:

1. With respect to any Debt Securities to be offered by the Company pursuant to the Registration Statement (the “Offered Debt Securities”), the Offered Debt Securities will be valid, legal and binding obligations of the Company provided that:

(A)

An appropriate prospectus supplement or term sheet with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the 1933 Act and the applicable rules and regulations thereunder;

(B)

The Board of Directors of the Company (“Company Board”), or a duly appointed and authorized committee (“Authorized Board Committee”) thereof, shall have taken appropriate action (i) to authorize and approve the issuance and sale of the Offered Debt Securities (including the terms and provisions thereof), the consideration to be received therefor and related matters, (ii) to authorize and approve the form and substance of the documents to be used in connection with the sale of the Offered Debt Securities (the “Debt Securities Sale Documents”) and (iii) to take or, subject to specified guidelines, to delegate to appropriate officers or representatives of the Company the authority to take and, pursuant thereto, such officers or representatives shall have taken, all other necessary final action to consummate the authorization of the issuance and sale of the Offered Debt Securities;

National Fuel Gas Company	August 11, 2023

(C)

The terms of issuance and sale of the Offered Debt Securities and of their issuance and sale pursuant to the Debt Securities Sale Documents shall have been duly established in conformity with the terms as established by the Company Board or an Authorized Board Committee, shall not violate any applicable law, the organizational documents of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and shall comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its property;

(D)	The Debt Securities Sale Documents shall have been duly executed and delivered by or on behalf of the parties thereto and shall have become effective as therein provided;

(E)

The Offered Debt Securities and the Indenture shall have been duly executed and countersigned and in the case of the Indenture, duly authenticated by the Trustee, and the Offered Debt Securities shall have been issued, delivered and sold as contemplated by, and otherwise in accordance with, their respective terms and as contemplated by the Registration Statement and any prospectus supplement, the Indenture, the Debt Securities Sale Documents and the Company’s By-Laws; and

(F)	The Company has received the applicable consideration for the Offered Debt Securities as contemplated by the Registration Statement and any prospectus supplement.

2. With respect to any shares of Common Stock to be offered by the Company pursuant to the Registration Statement (the “Offered Common Stock”), the Offered Common Stock will be validly issued, fully paid and non-assessable provided that:

(A)

An appropriate prospectus supplement or term sheet with respect to the Offered Common Stock has been prepared, delivered and filed in compliance with the 1933 Act and the applicable rules and regulations thereunder;

(B)

The Company Board or an Authorized Board Committee shall have taken appropriate action (i) to authorize and approve the issuance and sale of the Offered Common Stock (including the terms and provisions thereof), the consideration to be received therefor (which shall be at least equal to the aggregate par value of such shares of Offered Common Stock) and related matters, (ii) to authorize and approve the form and substance of the documents to be used in connection with the issuance and sale of such Offered Common Stock (the “Stock Sale Documents”), and (iii) to take or, subject to specified guidelines, to delegate to appropriate officers or representatives of the Company the authority to take and, pursuant thereto, such officers or representatives shall have taken, all other final action necessary to consummate the authorization of the issuance and sale of such Offered Common Stock;

National Fuel Gas Company	August 11, 2023

(C)

The terms of the issuance and sale of the Offered Common Stock and of their issuance and sale pursuant to the Stock Sale Documents shall have been duly established in conformity with the terms as established by the Company Board or an Authorized Board Committee, shall not violate any applicable law, the organizational documents of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and shall comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its property;

(D)	The Stock Sale Documents shall have been duly executed and delivered by or on behalf of the parties thereto and shall have become effective as therein provided;

(E)

Certificates in the form required under the New Jersey Business Corporation Act representing the Offered Common Stock shall have been duly executed, countersigned, registered and delivered upon receipt of payment of the agreed upon consideration therefor and as contemplated by the Registration Statement and the Stock Sale Documents; and

(F)

The Offered Common Stock (to the extent such shares of Common Stock are to be issued upon the conversion, exchange or exercise of any Debt Securities, Preferred Stock, Stock Purchase Contracts, or Stock Purchase Units, registered on the Registration Statement, when such shares have been duly issued and delivered as contemplated by the terms of the Indenture relating to such Debt Securities, the Preferred Stock, Stock Purchase Contracts, or Stock Purchase Units, respectively), when issued and sold in accordance with the applicable underwriting agreement with respect to the Offered Common Stock or any other duly authorized, executed and delivered valid and binding purchase or agency agreement will be issued for consideration that shall be at least equal to the aggregate par value of such shares of Common Stock.

3. With respect to any shares of any series of Preferred Stock to be offered by the Company pursuant to the Registration Statement (the “Offered Preferred Stock”), the Offered Preferred Stock will be validly issued, fully paid and non-assessable provided that:

(A)

An appropriate prospectus supplement or term sheet with respect to the Offered Preferred Stock has been prepared, delivered and filed in compliance with the 1933 Act and the applicable rules and regulations thereunder;

(B)

The Company Board or an Authorized Board Committee shall have taken appropriate action (i) to authorize and approve the issuance and sale of the Offered Preferred Stock (including the terms and provisions thereof), the consideration to be received therefor (which shall be at least equal to the aggregate par value of such shares of Offered Preferred Stock) and related matters, (ii) to authorize and approve the form and substance of the documents to be used in connection with the issuance and sale of such Offered Preferred Stock (the “Preferred Stock Sale Documents”), and (iii) to take or, subject to specified guidelines, to delegate to appropriate officers or representatives of the Company the authority to take and, pursuant thereto, such officers or representatives shall have taken, all other final action necessary to consummate the authorization of the issuance and sale of such Offered Preferred Stock;

National Fuel Gas Company	August 11, 2023

(C)

The terms of the issuance and sale of the Offered Preferred Stock and of their issuance and sale pursuant to the Preferred Stock Sale Documents shall have been duly established in conformity with the terms of the particular series of Preferred Stock as established by the Company Board or an Authorized Board Committee, shall not violate any applicable law, the organizational documents of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and shall comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its property;

(D)

An amendment to the certificate of incorporation of the Company containing the terms of each new series of Preferred Stock has been authorized by the Company Board or an Authorized Board Committee and has been filed with the New Jersey State Treasurer;

(E)	The Preferred Stock Sale Documents shall have been duly executed and delivered by or on behalf of the parties thereto and shall have become effective as therein provided;

(F)

Certificates in the form required under the New Jersey Business Corporation Act representing the Offered Preferred Stock shall have been duly executed, countersigned, registered and delivered upon receipt of payment of the agreed upon consideration therefor and as contemplated by the Registration Statement and the Preferred Stock Sale Documents; and

(G)

The Offered Preferred Stock (to the extent such shares of Preferred Stock are to be issued upon the conversion, exchange or exercise of any Debt Securities, Preferred Stock or Depositary Shares, registered on the Registration Statement, when such shares have been duly issued and delivered as contemplated by the terms of the Indenture relating to such Debt Securities, the Preferred Stock, or Depositary Share Agreements, respectively), when issued and sold in accordance with the applicable underwriting agreement with respect to the Offered Preferred Stock or any other duly authorized, executed and delivered valid and binding purchase or agency agreement will be issued for consideration that shall be at least equal to the aggregate par value of such shares of Preferred Stock.

4. With respect to any Depositary Shares to be offered by the Company pursuant to the Registration Statement (the “Offered Depositary Shares”), the Company’s obligations under the Depositary Share Agreement will be valid, legal and binding obligations of the Company provided that:

(A)

An appropriate prospectus supplement or term sheet with respect to the Offered Depositary Shares has been prepared, delivered and filed in compliance with the 1933 Act and the applicable rules and regulations thereunder;

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(B)

The Company Board or an Authorized Board Committee shall have taken appropriate action (i) to authorize and approve the issuance and sale of the Offered Depositary Shares (including the terms and provisions thereof), the consideration to be received therefor, and related matters, (ii) to authorize and approve the form and substance of the related Depositary Share Agreement and the documents evidencing and used in connection with the issuance and sale of the Offered Depositary Shares (the “Depositary Shares Sale Documents”), and (iii) to take or, subject to specified guidelines, to delegate to appropriate officers or representatives of the Company the authority to take and, pursuant thereto, such officers or representatives shall have taken, all other final action necessary to consummate the authorization of the issuance and sale of such Offered Depositary Shares;

(C)

The terms of the issuance and sale of the Offered Depositary Shares and of their issuance and sale pursuant to the Depositary Shares Sale Documents shall have been duly established in conformity with the terms as established by the Company Board or an Authorized Board Committee, shall not violate any applicable law, the organizational documents of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and shall comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its property;

(D)	The Depositary Shares Sale Documents shall have been duly executed and delivered by or on behalf of the parties thereto and shall have become effective as therein provided; and

(E)

The depositary receipts evidencing the Offered Depositary Shares shall have been duly executed, countersigned, registered, authenticated, issued and delivered upon receipt of payment of the agreed upon consideration prescribed by, and otherwise in accordance with, their respective terms and as contemplated by the Registration Statement and the Depositary Shares Sale Documents.

5. With respect to any Stock Purchase Contracts or Stock Purchase Units to be offered by the Company pursuant to the Registration Statement (the “Offered Stock Purchase Contracts and Stock Purchase Units”), the Offered Stock Purchase Contracts and Stock Purchase Units will be valid, legal and binding obligations of the Company provided that:

(A)

An appropriate prospectus supplement or term sheet with respect to the Offered Stock Purchase Contracts and Stock Purchase Units has been prepared, delivered and filed in compliance with the 1933 Act and the applicable rules and regulations thereunder;

(B)

The Company Board or an Authorized Board Committee shall have taken appropriate action (i) to authorize and approve the issuance and sale of the Offered Stock Purchase Contracts and Stock Purchase Units (including the terms and provisions thereof), the consideration to be received therefor and for the underlying Common Stock (which shall be at least equal to the aggregate par value of such shares of Common Stock), and related matters, (ii) to authorize and approve the form and

National Fuel Gas Company	August 11, 2023

substance of the Offered Stock Purchase Contracts and Stock Purchase Units and the documents evidencing and used in connection with the issuance and sale of the Offered Stock Purchase Contracts and Stock Purchase Units (the “Stock Purchase Sale Documents”), and (iii) to take or, subject to specified guidelines, to delegate to appropriate officers or representatives of the Company the authority to take and, pursuant thereto, such officers or representatives shall have taken, all other final action necessary to consummate the authorization of the issuance and sale of such Offered Stock Purchase Contracts or Stock Purchase Units;

(C)

The terms of the Offered Stock Purchase Contracts and Stock Purchase Units and of their issuance and sale pursuant to the Stock Purchase Sale Documents shall have been duly established in conformity with the terms as established by the Company Board or an Authorized Board Committee, shall not violate any applicable law, the organizational documents of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and shall comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its property;

(D)	The Stock Purchase Sale Documents shall have been duly executed and delivered by or on behalf of the parties thereto and shall have become effective as therein provided; and

(E)

The Offered Stock Purchase Contracts and Stock Purchase Units shall have been duly executed, countersigned, registered, authenticated, issued and delivered upon receipt of payment of the agreed upon consideration prescribed by, and otherwise in accordance with, their respective terms and as contemplated by the Registration Statement and the Stock Purchase Sale Documents.

6. With respect to any Units to be offered by the Company pursuant to the Registration Statement (the “Offered Units”), the Company’s obligations under the Unit Agreement, if applicable, and the Offered Units will be valid, legal and binding obligations of the Company provided that:

(A)

An appropriate prospectus supplement or term sheet with respect to the Offered Units has been prepared, delivered and filed in compliance with the 1933 Act and the applicable rules and regulations thereunder;

(B)

The Company Board or an Authorized Board Committee shall have taken appropriate action (i) to authorize and approve the issuance and sale of the Offered Units (including the terms and provisions thereof), the consideration to be received therefor (which shall be at least equal to the aggregate par value of shares of Common Stock and/or Preferred Stock included therein, if any), and related matters, (ii) to authorize and approve the form and substance of the Unit Agreement, if applicable, the Offered Units and the documents evidencing and used in connection with the issuance and sale of the Offered Units (the “Unit Sale Documents”), and (iii) to take or, subject to specified guidelines, to delegate to appropriate officers or representatives of the Company the authority to take and, pursuant thereto, such officers or representatives shall have taken, all other final action necessary to consummate the authorization of the issuance and sale of such Offered Units;

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(C)

The terms of the Offered Units and of their issuance and sale pursuant to the Unit Sale Documents shall have been duly established in conformity with the terms as established by the Company Board or an Authorized Board Committee, shall not violate any applicable law, the organizational documents of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and shall comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its property;

(D)	The Unit Sale Documents shall have been duly executed and delivered by or on behalf of the parties thereto and shall have become effective as therein provided; and

(E)

The Offered Units shall have been duly executed, countersigned, registered, authenticated, issued and delivered upon receipt of payment of the agreed upon consideration prescribed by, and otherwise in accordance with, their respective terms and as contemplated by the Registration Statement and the Unit Sale Documents.

The foregoing opinions are subject to the effects of (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or any comparable provision of state law and other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (b) general principles of equity (whether considered in a proceeding in equity or at law), (c) an implied covenant of good faith and fair dealing, (d) provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars, (e) limitations by any governmental authority that limit, delay or prohibit the making of payments outside the United States, (f) usury laws, statutes and regulations and (g) generally applicable laws that (i) provide for the enforcement of oral waivers or modifications where a material change of position in reliance thereon has occurred or provide that a course of performance may operate as a waiver, (ii) limit the availability of a remedy under certain circumstances where another remedy has been elected, (iii) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct, (iv) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange and (v) may limit the enforceability of provisions providing for compounded interest, imposing increased interest rates or late payment charges upon delinquency in payment or default or providing for liquidated damages or for premiums upon acceleration. We express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof, including, without limitation, the enforceability of the governing law provision contained in any Securities and their governing documents.

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We are members of the New Jersey Bar and do not hold ourselves out as experts on the laws of any other jurisdiction.

We hereby consent to the filing of copies of this letter as an exhibit to the Registration Statement and to references to us in the prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act, or the rules and regulations promulgated thereunder. This letter speaks as of its date, and we undertake no (and hereby disclaim any) obligation to update this letter.

Very truly yours,

/s/ Lowenstein Sandler LLP

LOWENSTEIN SANDLER LLP